SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported) :
                          July 2, 1998 (June 19, 1998)
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                      Advanced Communication Systems, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



               0-22737                               54-1421222
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        (Commission File Number)         (IRS Employer Identification No.)



        10089 Lee Highway, Fairfax, Virginia               22030
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      (Address of Principal Executive Offices)           (Zip Code)


                                 (703) 934-8130
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              (Registrant's Telephone Number, Including Area Code)


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Item 2.           Acquisition or Disposition of Assets.

On June 19, 1998, Advanced Communication Systems, Inc., a Delaware corporation ("ACS"), acquired all the outstanding shares of SEMCOR, Inc., a New Jersey corporation ("SEMCOR"), pursuant to a Stock Purchase Agreement, effective as of June 10, 1998, by and between ACS and Vincent G. Vidas and John S. Degnan (the "Shareholders"). The preliminary purchase price of $38 million, which is subject to adjustment based on the net equity shown on the closing date balance sheet, consisted of $37 million in cash and $1 million in ACS common stock. In addition, ACS may pay additional amounts to the Shareholders based on the achievement of certain financial goals by SEMCOR for the six-month period ending December 31, 1998, and the twelve-month period ending December 31, 1999. ACS will also pay the Shareholders up to $1.25 million for certain tax liabilities of the Shareholders incurred pursuant to Section 338(h)(10) of the Internal Revenue Code. The amount and type of consideration was determined on the basis of negotiations between ACS and the Shareholders. ACS financed the acquisition with proceeds from its revolving credit facilities with NationsBank, N.A. (as described below).

 On June 19, 1998, ACS increased its existing credit facilities with NationsBank from $35 million to $45 million to finance the acquisition of SEMCOR and to provide for its other working capital needs. The facilities are secured by all assets of ACS and its subsidiaries, including contract receivables, and have various financial covenants which require ACS to maintain specific financial ratios and impose certain restrictions on, among other things, the creation or incurrence of certain indebtedness, preferred stock or liens, the payment of dividends, mergers and the sale of assets, certain capital expenditures and certain transactions with and investments in affiliates.

SEMCOR provides a wide range of technical and engineering services, primarily to the Department of Defense, in the areas of communication, aviation and information technology. Headquartered in Mt. Laurel, New Jersey, SEMCOR has 42 offices in 24 states and employs more that 1,100 people.

Item 7.           Financial Statements and Exhibits.

                  (a)      Financial Statements of Business Acquired.

                  It is not practicable to provide the required financial statements for SEMCOR at this time. The statements will be filed as an amendment to this report on Form 8-K as soon as they are prepared and not later than 60 days after the deadline for filing this Form 8-K.

                  (b)      Pro Forma Financial Information.

                  It is not practicable to provide the required pro forma financial statements for ACS at this time. The statements will be filed as an amendment to this report on Form 8-K as soon as they are prepared and not later than 60 days after the deadline for filing this Form 8-K.

                  (c)      Exhibits

                  10.1 Stock Purchase Agreement by and between ACS and the Shareholders, effective as of June 10, 1998.

                  10.2 Consent Agreement between ACS and NationsBank, N.A. dated as of June 19, 1998.

                  10.3 Joinder Agreement between ACS and SEMCOR and NationsBank, N.A. dated as of June 19,1998.

                  10.4 Third Amended and Restated Facility A Note dated as of June 19, 1998.

                  10.5 Third Amended and Restated Facility B Note dated as of June 19, 1998.

                  10.6 Waiver  and  First  Amendment  to  Credit   Agreement
                  between ACS and NationsBank dated as of June 19, 1998.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 2, 1998              ADVANCED COMMUNICATION SYSTEMS, INC.

                                           /S/ Dev Ganesan
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                                              Dev Ganesan
                          Executive Vice-President, Chief Financial Officer and
                                              Treasurer